Exhibit 4.1
                                                                     -----------

         TRUST AGREEMENT, between MS Structured Asset Corp. (the "Depositor") and LaSalle Bank National Association (the "Trustee"), made as of the date set forth in Schedule I attached hereto, which Schedule together with Schedules II and III attached hereto, are made a part hereof. The terms of the Standard Terms for Trust Agreements, dated March 5, 2003 (the "Standard Terms") are, except to the extent otherwise expressly stated, hereby incorporated by reference herein in their entirety with the same force and effect as though set forth herein. Capitalized terms used herein and not defined shall have the meanings defined in the Standard Terms. References to "herein", "hereunder", "this Trust Agreement" and the like shall include the Schedule I attached hereto and the Standard Terms so incorporated by reference.

         WHEREAS, the Depositor and the Trustee desire to establish the Trust identified in Schedule I attached hereto (the "Trust") for the primary purposes of (i) holding the Underlying Securities, (ii) issuing the Warrants and (iii) issuing the Units;

         WHEREAS, the Depositor desires that the respective beneficial interests in the Trust be divided into transferable fractional shares, such shares to be represented by the Units;

         WHEREAS, the Depositor desires to appoint the Trustee as trustee of the Trust and the Trustee desires to accept such appointment;

         WHEREAS, the Depositor shall transfer, convey and assign to the Trust without recourse, and the Trust shall acquire, all of the Depositor's right, title and interest in and under the Underlying Securities and other property identified in Schedule II to the Trust Agreement (the "Trust Property"); and

         WHEREAS, the Trust agrees to acquire the Trust Property specified herein in consideration for Units having an initial Unit Principal Balance and an initial Notional Amount, as applicable, identified in Schedule I attached hereto, subject to the terms and conditions specified in the Trust Agreement;

         NOW THEREFORE, the Depositor hereby appoints the Trustee as trustee hereunder and hereby requests the Trustee to receive the Underlying Securities from the Depositor and to issue in accordance with the instructions of the Depositor Units having the terms specified in Schedule I attached hereto, and the Trustee accepts such appointment and, for itself and its successors and assigns, hereby declares that it shall hold all the estate, right, title and interest in any property contributed to the trust account established hereunder (except property to be applied to the payment or reimbursement of or by the Trustee for any fees or expenses which under the terms hereof is to be so applied) in trust for the benefit of all present and future Holders of the fractional shares of beneficial interest issued hereunder, namely, the Unitholders, and subject to the terms and provisions hereof.

         IN WITNESS WHEREOF, each of the undersigned has executed this instrument as of the date set forth in the Schedule I attached hereto.

                                     LASALLE BANK NATIONAL ASSOCIATION
                                        as Trustee on behalf of the Trust
                                        identified in Schedule I hereto, and not in its individual capacity



                                     By: /s/ Ann M. Kelly
                                         ---------------------------------------
                                         Name:  Ann M. Kelly
                                         Title: Assistant Vice President


                                     LASALLE BANK NATIONAL ASSOCIATION
                                         as Warrant Agent



                                     By:  /s/ Ann M. Kelly
                                         ---------------------------------------
                                         Name: Ann M. Kelly
                                         Title: Assistant Vice President



                                     MS STRUCTURED ASSET CORP.



                                     By: /s/ John Kehoe
                                         ---------------------------------------
                                         Name: John Kehoe
                                         Title: Vice President



Attachments: Schedules I, II and III

                                   Schedule I
                           (Terms of Trust and Units)

Trust:                                      SATURNS Trust No. 2003-15

Date of Trust Agreement:                    October 29, 2003

Trustee:                                    LaSalle Bank National Association

Units:                                      The Trust will issue two classes of
                                            Units: the Class A Units and the
                                            Class B Units.

Initial Unit Principal Balance
of the Class A Units:                       $25,000,000

Initial Notional Amount
of the Class B Units:                       $25,000,000

Issue Price of Units:                       Class A Units: 100%

                                            Class B Units: $916,000

Number of Units:                            Class A Units:

                                            1,000,000 (Unit Principal Balance of
                                            $25 each)

                                            Class B Units:

                                            25,000 (Notional Amount of $1,000
                                            each)

Swap Agreement:                             Except as provided in this
                                            paragraph, references to a Swap
                                            Agreement, a Swap Counterparty and
                                            related references in the Standard
                                            Terms shall be inapplicable. For
                                            purposes of Sections 2.02, 2.03,
                                            3.02(b), 3.02(c), 3.02(f), 3.04,
                                            3.05, 3.08, 4.02(b), 4.02(c), 7.02,
                                            9.03(b), 9.05, 10.02(a)(x), 10.07,
                                            10.12, 10.13, 11.01, and 12.01 of
                                            the Standard Terms as incorporated
                                            herein, use of the term Swap
                                            Counterparty shall be deemed to be
                                            use of the term Warrantholder, use
                                            of the term Swap Agreement shall be
                                            deemed to be use of the term
                                            Warrants and use of the term Swap
                                            Termination Payment shall be deemed
                                            to be use of the term Warrant
                                            Termination Payment. The list of
                                            sections in this paragraph shall not
                                            be construed as an exclusive list
                                            and where the context so requires,
                                            the preceding sentence may apply to
                                            additional sections of the Standard
                                            Terms.

Call Option / Call Rights:                  The Warrants. Each Warrant issued
                                            hereunder represents a Call Option
                                            and a Call Right to purchase $1,000
                                            of Unit Principal Balance of the
                                            Class A Units and $1,000 Notional
                                            Amount of the Class B Units.

Callable Series:                            All Class A Units and Class B Units
                                            issued hereby are subject to Call
                                            Options and Call Rights granted in
                                            favor of Warrantholders. All Class A
                                            Units and the Class B Units are
                                            subject to redemption in the event
                                            of a redemption of the Underlying
                                            Securities.

                                            Any Unitholder who receives notice
                                            that its Units are being called or
                                            redeemed shall tender the applicable
                                            Units to the Trustee in accordance
                                            with such notice. Any Units subject
                                            to call or redemption shall be
                                            automatically canceled, and in the
                                            case of a call, shall be
                                            automatically re-issued to the
                                            applicable Warrantholder without
                                            further action by the applicable
                                            Unitholder, Warrantholder, Trustee
                                            or any other person or entity on the
                                            date of redemption or the Call Date,
                                            as applicable. Any failure to so
                                            tender any Unit shall have no force
                                            or effect.

                                            Upon exercise of Warrants, the Call
                                            Options and Call Rights represented
                                            by such Warrants shall be
                                            automatically canceled. The
                                            certificate representing such
                                            Warrants shall be deemed to
                                            represent the corresponding Class A
                                            Units and Class B Units called by
                                            the exercise thereof. The Trustee
                                            shall distribute the Trust Property
                                            to the Warrantholder as specified in
                                            Section 1.2 of Schedule III, and
                                            upon such distribution such Class A
                                            Units and Class B Units shall be
                                            canceled.

First Regular Call Date:                    As defined in Schedule III.

Minimum Denomination:                       Class A Units:

                                            $25 and $25 increments in excess
                                            thereof. Each $25 of Unit Principal
                                            Balance is a Unit.

                                            Class B Units:

                                            $1,000 Notional Amount and $1,000
                                            Notional Amount in excess thereof.

                                            The Minimum Denominations shall not
                                            prevent transfers of fractional
                                            Units if such fractional Units arise
                                            due to exercises of the Warrants,
                                            redemptions of the Underlying
                                            Securities or otherwise by operation
                                            of this Trust Agreement.

Cut-off Date:                               Closing Date

Closing Date:                               October 29, 2003

Specified Currency:                         United States dollars

Business Day:                               New York, New York and Chicago,
                                            Illinois

Interest Rate:                              The right of the Class A Units to
                                            accrued interest is pari passu with
                                            the right of the Class B Units to
                                            accrued interest from accrued
                                            interest on the Underlying
                                            Securities.

                                            Class A Units:

                                            7.00% per annum on the basis of a
                                            360 day year consisting of twelve 30
                                            day months.

                                            Class B Units:

                                            0.581% per annum on the basis of a
                                            360 day year consisting of twelve 30
                                            day months.

Interest Reset Period:                      Not Applicable

Rating:                                     Class A Units:

                                            Baa2 by Moody's (negative outlook)

                                            BBB CreditWatch Negative by S&P

                                            Class B Units:

                                            Baa2 by Moody's (negative outlook)

                                            BBB CreditWatch Negative by S&P

Rating Agencies:                            Moody's and S&P

Scheduled Final Distribution Date:          June 1, 2012. The Units will have
                                            the same final maturity as the
                                            Underlying Securities.

Prepayment, Redemption and Call:            The Trust Property is subject to
                                            redemption in accordance with the
                                            terms of the Underlying Securities
                                            and as described in Schedule II. Any
                                            such redemption will cause a
                                            redemption of a corresponding
                                            portion of the Class A Units and the
                                            Class B Units.

                                            The Class A Units and the Class B
                                            Units are subject to call in
                                            accordance with the Warrant Terms.

                                            If the Warrants are partially
                                            exercised or if there is a partial
                                            redemption of the Underlying
                                            Securities, the Trustee will
                                            randomly select Class A Units to be
                                            redeemed in full from the proceeds
                                            of such partial redemption or called
                                            in full from the proceeds of such
                                            partial exercise. The Trustee will
                                            also select for call or redemption a
                                            corresponding Notional Amount of
                                            Class B Units, (i) first, from Class
                                            B Units held by any Warrantholder
                                            who has exercised its Warrants
                                            (provided that the Warrantholder as
                                            holder of such Class B Units can
                                            tender delivery of such Class B
                                            Units to the Trustee and identify
                                            such Class B Units to the
                                            satisfaction of the Trustee as owned
                                            by such Warrantholder), and (ii)
                                            then, from other Class B Units by
                                            random selection.

Additional Distribution:                    Class A Units:

                                            If a Warrantholder exercises
                                            Warrants in connection with a tender
                                            offer for settlement prior to the
                                            First Regular Call Date, each Class
                                            A Unit called in connection with
                                            such exercise shall receive, in
                                            addition to principal and accrued
                                            interest, $1.50 per Class A Unit
                                            from the proceeds of the Warrant
                                            exercise.

                                            Class B Units:

                                            If a Warrantholder exercises
                                            Warrants, then the Class B Units
                                            designated to be called in
                                            connection with such exercise shall
                                            receive the corresponding portion of
                                            the Class B Present Value Amount,
                                            adjusted for accrued interest on the
                                            Class B Units otherwise paid.

                                            If the Underlying Security Issuer
                                            redeems Underlying Securities and
                                            the previous paragraph does not
                                            apply, then the Class B Units
                                            designated for a redemption in
                                            connection with such redemption of
                                            Underlying Securities shall receive
                                            the amount with respect to the Class
                                            B Present Value Amount allocated for
                                            distribution in accordance with the
                                            applicable provisions of the
                                            Distribution Priorities below, paid
                                            as of the date of such redemption as
                                            an additional distribution.

Class B Present Value Amount:               With respect to a date, an amount
                                            equal to the present value of the
                                            Future Class B Unit Interest for
                                            such date in respect of the
                                            corresponding portion of the
                                            Notional Amount of the Class B
                                            Units, discounted at a rate of
                                            7.625% per annum on the basis of a
                                            360 day year consisting of twelve 30
                                            day months.

Future Class B Unit Interest:               With respect to any date, the
                                            interest on the applicable portion
                                            of the Notional Amount of the Class
                                            B Units, other than interest paid
                                            prior to such date, that would have
                                            been payable in the amount and at
                                            the times otherwise specified
                                            hereunder through and including the
                                            Scheduled Final Distribution Date
                                            without regard to any call,
                                            redemption or other early
                                            termination of the Class B Units.

Warrant Terms:                              The Warrants represent a Call Option
                                            and Call Rights for the Units
                                            pursuant to Section 5.13 of the
                                            Standard Terms. Schedule III
                                            provides additional Warrant Terms.

Call Date:                                  Specified in Schedule III

Call Price:                                 Specified in Schedule III

Warrant Agent:                              LaSalle Bank National Association

Warrantholder:                              A holder of Warrants.

Distribution Date:                          Each June 1 and December 1, or
                                            the next succeeding Business Day if
                                            such day is not a Business Day,
                                            commencing December 1, 2003, and any
                                            other date upon which funds are
                                            available (including without
                                            limitation funds available due to a
                                            Trust Wind-Up Event) for
                                            distribution in accordance with the
                                            terms hereof.

                                            If any payment with respect to the
                                            Underlying Securities held by the
                                            Trust is not received by the Trustee
                                            by 12 noon (New York City time) on a
                                            Distribution Date, the corresponding
                                            distribution on the Units will not
                                            occur until the next Business Day
                                            that the Trust is in receipt of
                                            proceeds of such payment prior to 12
                                            noon, with no adjustment to the
                                            amount distributed or the Record
                                            Date.

Distribution Priorities:                    Ordinary Distribution Date Priority:
                                            On any Distribution Date as to which
                                            only payments of interest on the
                                            Underlying Securities have been
                                            received, or to the extent such
                                            Distribution Date occurs due to
                                            receipt of payments of interest on
                                            the Underlying Securities, the
                                            Trustee shall apply amounts
                                            available:

                                            FIRST, to the payment of accrued and
                                            unpaid interest on the Class A Units
                                            and the Class B Units pro rata in
                                            proportion to the outstanding amount
                                            of accrued and unpaid interest on
                                            each, and

                                            SECOND, to the payment of any
                                            accrued and unpaid Expense
                                            Administrator's Fee.

                                            Exercise of Warrants Priority:

                                            On any Distribution Date occurring
                                            in connection with an exercise of
                                            the Warrants, or to the extent such
                                            Distribution Date occurs due to the
                                            exercise of Warrants, whether in
                                            whole or in part, whether or not
                                            such exercise results in a Trust
                                            Wind-Up Event, the Trustee shall
                                            apply amounts available in
                                            connection with such exercise
                                            (corresponding to the amounts
                                            allocable to the aggregate
                                            Corresponding Underlying Security
                                            Amount related to such exercise):

                                            FIRST, to the payment of any accrued
                                            and unpaid interest on the Class A
                                            Units and the Class B Units being
                                            called pro rata in proportion to the
                                            outstanding amount of accrued and
                                            unpaid interest on each,

                                            SECOND, to the payment of the
                                            outstanding principal on the Class A
                                            Units being called,

                                            THIRD, to the payment of $1.50 on
                                            each Class A Unit called as an
                                            Additional Distribution, if the
                                            related Call Date occurs prior to
                                            the First Regular Call Date and
                                            occurs in connection with a tender
                                            offer for the Underlying Securities,

                                            FOURTH, to the payment of the Class
                                            B Present Value Amount with respect
                                            to each Class B Unit called,
                                            adjusted for any accrued interest
                                            paid under Clause FIRST, as an
                                            Additional Distribution on the Class
                                            B Units called,

                                            FIFTH, to the payment of any accrued
                                            and unpaid Expense Administrator's
                                            Fee, including the Expense
                                            Administrator Make-Whole Amount, if
                                            any, and

                                            SIXTH, to the exercising
                                            Warrantholders, to the extent such
                                            Warrantholders specified or were
                                            deemed to specify that their
                                            exercise was in connection with a
                                            redemption of or a tender offer for
                                            the Underlying Securities.

                                            If any exercise of Warrants would
                                            result in the Trust not having
                                            sufficient funds to pay each of
                                            items FIRST through FIFTH in full,
                                            notwithstanding any other provision
                                            in this Trust Agreement (including
                                            the Additional Warrants Terms on
                                            Schedule III) or the Warrants, such
                                            exercise will be rescinded pursuant
                                            to Section 1.1(h) or Section 1.1(i)
                                            of Schedule III.

                                            Redemptions Priority:

                                            On any Distribution Date occurring
                                            in connection with a redemption of
                                            the Underlying Securities, to the
                                            extent such Distribution Date occurs
                                            due to a redemption of the
                                            Underlying Securities and only to
                                            the extent such Distribution Date
                                            does not relate to an exercise of
                                            Warrants, whether or not such
                                            redemption results in a Trust
                                            Wind-Up Event, the Trustee shall
                                            apply amounts available in
                                            connection with such redemption
                                            (excluding the amounts allocable to
                                            the aggregate Corresponding
                                            Underlying Security Amount related
                                            to any exercise of Warrants provided
                                            for above):

                                            FIRST, to the payment of any accrued
                                            and unpaid interest on the Class A
                                            Units and the Class B Units being
                                            redeemed pro rata in proportion to
                                            the outstanding amount of accrued
                                            and unpaid interest on each,

                                            SECOND, to the payment of the
                                            outstanding principal on the Class A
                                            Units being redeemed,

                                            THIRD, any remaining amounts, if
                                            any, to the payment of the Class B
                                            Present Value Amount with respect to
                                            Class B Units redeemed, adjusted for
                                            any accrued interest paid under
                                            Clause FIRST, as an Additional
                                            Distribution on the Class B Units
                                            redeemed,

                                            FOURTH, any remaining amounts, if
                                            any, to the payment of any accrued
                                            and unpaid Expense Administrator's
                                            Fee, and

                                            FIFTH, any remaining amounts, if
                                            any, to the Warrantholders, as
                                            payment of any Warrant Termination
                                            Payment.

                                            Any amortization or other payment by
                                            the Underlying Security Issuer on
                                            the Underlying Securities shall be
                                            treated as a redemption if not
                                            otherwise addressed herein.

                                            Other Trust Wind-Up Events Priority:

                                            On any Distribution Date occurring
                                            in connection with a Trust Wind-Up
                                            Event due to an event or events
                                            other than an exercise of Warrants
                                            or a redemption of Underlying
                                            Securities (or to the extent
                                            thereof), the Trustee shall apply
                                            amounts available (excluding the
                                            amounts allocable to the aggregate
                                            Corresponding Underlying Security
                                            Amount related to any exercise of
                                            Warrants provided for above or the
                                            amounts distributable in connection
                                            with a redemption as provided for
                                            above):

                                            FIRST, to the payment of the claims
                                            of the Class A Units and the Class B
                                            Units pro rata in proportion to the
                                            relative claim amounts of each, and
                                            for this purpose the Class A Units
                                            will have a claim equal to their
                                            Unit Principal Balance plus accrued
                                            and unpaid interest, if any and the
                                            Class B Units will have a claim
                                            equal to the Class B Present Value
                                            Amount determined as of the date of
                                            termination, in full satisfaction of
                                            the claims of the Class A Units and
                                            the Class B Units,

                                            SECOND, to the payment of any
                                            accrued and unpaid Expense
                                            Administrator's Fee, and

                                            THIRD, any remaining amounts are
                                            paid to the Warrantholders, as
                                            payment of any Warrant Termination
                                            Payment.

Record  Date:                               The Record Date for each
                                            Distribution Date shall be the third
                                            Business Day prior to such
                                            Distribution Date, without
                                            adjustment for any change in the
                                            Distribution Date due to the receipt
                                            of funds for distribution after 12
                                            noon, except that in respect of the
                                            final Distribution Date, when
                                            distributions will be made against
                                            presentation of the Units.

                                            Form: Global security; except Units
                                            re-issued in connection with an
                                            exercise of Warrants.

Depositary:                                 DTC

Trustee Fees and Expenses:                  As compensation for and in payment
                                            of trust expenses related to its
                                            services hereunder other than
                                            Extraordinary Trust Expenses, the
                                            Trustee will receive Trustee Fees on
                                            each Distribution Date in the amount
                                            equal to $2,000. The Trustee Fee
                                            shall cease to accrue after
                                            termination of the Trust. The
                                            "Trigger Amount" with respect to
                                            Extraordinary Trust Expenses for the
                                            Trust is $25,000 and the Maximum
                                            Reimbursable Amount is $100,000. The
                                            Trustee Fee will be paid by the
                                            Expense Administrator. Expenses will
                                            be reimbursed by the Expense
                                            Administrator in accordance with the
                                            Expense Administration Agreement.

Expense Administrator:                      The Trustee will act as Expense
                                            Administrator on behalf of the Trust
                                            pursuant to an Expense
                                            Administration Agreement, dated as
                                            of the date of the Trust Agreement
                                            (the "Expense Administration
                                            Agreement"), between the Trustee as
                                            Expense Administrator (the "Expense
                                            Administrator") and the Trust.

                                            The Expense Administrator will
                                            receive a fee equal to $5,500
                                            payable on each Distribution Date.
                                            The Expense Administrator Make-Whole
                                            Amount, if any, shall also be
                                            considered part of the Expense
                                            Administrator's fee hereunder and
                                            under the Expense Administration
                                            Agreement. The Amounts specified in
                                            this paragraph are also referred to
                                            as the "Expense Administrator's
                                            Fee".

                                            The Expense Administrator will be
                                            responsible for paying the Trustee
                                            Fee and reimbursing certain other
                                            expenses of the Trust in accordance
                                            with the Expense Administration
                                            Agreement.

Expense Administrator
Make-Whole Amount:                          Except to the extent such exercise
                                            is in connection with a redemption,
                                            if any exercise of Warrants,
                                            together with any other Warrants
                                            exercised on the same Call Date, is
                                            an exercise of less than all
                                            Warrants remaining unexercised, the
                                            applicable Call Price shall include
                                            an amount equal to the present value
                                            of a stream of payments equal to
                                            $5,500 payable on each scheduled
                                            Distribution Date discounted at a
                                            rate of 5.0% per annum on the basis
                                            of a 360 day year consisting of
                                            twelve 30 day months from but
                                            excluding the date of such exercise
                                            until and including the Scheduled
                                            Final Distribution Date, assuming
                                            for this purpose that the Trust is
                                            not terminated prior to the
                                            Scheduled Final Distribution Date,
                                            multiplied by the Unit Principal
                                            Balance of applicable Class A Units
                                            to be called and divided by the
                                            Initial Unit Principal Balance of
                                            the Class A Units.

Listing: The Depositor has applied to list the Class A Units on the New York Stock Exchange.

ERISA Restrictions:                         With respect to the Class A Units,
                                            no ERISA restrictions apply. With
                                            respect to the Class B Units, the No
                                            Plan Restriction applies.

QIB Restriction:                            Not applicable.

Termination:                                If a Trust Wind-Up Event occurs, any
                                            Underlying Securities held by the
                                            Trust will be liquidated (by
                                            delivery to the Underlying Security
                                            Issuer in the event of a redemption,
                                            pursuant to the Warrant Terms in the
                                            event of an exercise of the Warrants
                                            or otherwise by sale thereof).

Warrant Termination Payment:                Any amounts available for payment
                                            pursuant to the Distribution
                                            Priorities above as a Warrant
                                            Termination Payment.

Tender Offers:                              The Trust will not participate in
                                            any tender offer for the Underlying
                                            Securities and the Trustee will not
                                            accept any instructions to the
                                            contrary from the Unitholders,
                                            except in connection with an
                                            exercise by a Warrantholder of
                                            Warrants. Any Warrantholder may
                                            exercise Warrants in connection with
                                            any tender offer for the Underlying
                                            Securities and the Trustee may
                                            participate in the tender offer on
                                            behalf of an exercising
                                            Warrantholder.

Depositor Optional Exchange:                Depositor Optional Exchange applies
                                            to this Series of Units.

                                            Section 5.12(c)(ii) of the Standard
                                            Terms shall be incorporated herein
                                            by replacing 5.12 (c)(ii) with the
                                            following: "(ii) such exchange is to
                                            be effected on any Distribution Date
                                            or any date that is 90 days before
                                            or after a Distribution Date (or the
                                            succeeding Business Day if such date
                                            is not a Business Day) with 45 days'
                                            notice".

                                            Pursuant to 5.12(c)(iii), a
                                            corresponding portion of the
                                            Warrants must consent to such an
                                            exchange. The Depositor may satisfy
                                            the consent requirement of the
                                            preceding sentence by tendering a
                                            corresponding portion of Warrants or
                                            by delivering consents from a
                                            corresponding portion of Warrants
                                            (including Warrants it owns) or any
                                            combination thereof. Pursuant to
                                            5.12(c)(iii), the Expense
                                            Administrator must consent to such
                                            an exchange.

                                            Section 5.12(c)(iv) of the Standard
                                            Terms shall be incorporated herein
                                            by adding the following to Section
                                            5.12(c): "(iv) the Depositor
                                            determines that more than 100
                                            holders of the Class A Units
                                            independent of the Trust and each
                                            other will remain after such
                                            exchange; unless the Depositor
                                            determines that such an exchange is
                                            otherwise consistent with the
                                            restrictions under ERISA and Section
                                            4975 of the Internal Revenue Code of
                                            1986."

Optional Exchange
Under Warrants:                             A Call Notice under Schedule III
                                            shall also constitute a notice of
                                            and a demand to exchange each of the
                                            Units acquired pursuant to the
                                            related exercise for a corresponding
                                            portion of Trust Property pursuant
                                            to Section 5.12(d) of the Standard
                                            Terms. Such notice and demand may
                                            only be revoked or rescinded to the
                                            extent that the related exercise is
                                            revoked or rescinded and the
                                            settlement of the Optional Exchange
                                            shall be the Exercise Date.

                                            Trust Property distributable to a
                                            Warrantholder who has acquired Units
                                            by exercise in connection with a
                                            tender offer or redemption as
                                            addressed in Section 1.1(i) of
                                            Schedule III, shall be the Trust
                                            Property specified in Section 1.1(i)
                                            of Schedule III payable in the
                                            manner specified in the Distribution
                                            Priority.

Terms of Retained Interest:                 Notwithstanding any other provision
                                            herein or in the Standard Terms, the
                                            Depositor retains the right to
                                            receive any and all interest that
                                            accrues on the Underlying Securities
                                            prior to the Closing Date. The
                                            Depositor will receive such accrued
                                            interest on the first Distribution
                                            Date (or redemption date or Call
                                            Date if earlier) for the Units and
                                            such amount shall be paid from the
                                            interest payment made with respect
                                            to the Underlying Securities on the
                                            first Distribution Date.

                                            The amount of the Retained Interest
                                            is $779,158.

                                            If an Underlying Security Default
                                            occurs on or prior to the first
                                            Distribution Date and the Depositor
                                            does not receive such Retained
                                            Interest amount in connection with
                                            such Distribution Date, the
                                            Depositor will have a claim for such
                                            Retained Interest, and will share
                                            pro rata with holders of the Units
                                            to the extent of such claim in the
                                            proceeds from the recovery on the
                                            Underlying Securities.

Sale of Underlying Securities:              In connection with any sale of the
                                            Underlying Securities by the Selling
                                            Agent pursuant to the terms hereof,
                                            if a Warrantholder is not an
                                            affiliate of the Selling Agent, the
                                            Selling Agent will extend a right of
                                            first refusal to each such
                                            Warrantholder to purchase the
                                            Underlying Securities at the highest
                                            bid received by the Selling Agent.

                                            If more than one Warrantholder
                                            exercises such right of first
                                            refusal, Underlying Securities will
                                            be sold to each exercising
                                            Warrantholder in proportion to the
                                            number of Warrants held by such
                                            Warrantholder; provided, that if
                                            only one Warrantholder exercises
                                            such right of first refusal, such
                                            Warrantholder shall be entitled to
                                            purchase any or all of the
                                            Underlying Securities to be sold by
                                            the Selling Agent.

Selling Agent:                              Morgan Stanley & Co. Incorporated.

Rating Agency Condition:                    The definition of Rating Agencies
                                            Condition in the Standard Terms
                                            shall not apply and the following
                                            shall apply instead:

                                            "Rating Agency Condition": With
                                            respect to any specified action or
                                            determination, means receipt of (i)
                                            written confirmation by Moody's (if
                                            the Units are rated by Moody's, for
                                            so long as the Units are outstanding
                                            and rated by Moody's) and (ii)
                                            written confirmation by S&P (if the
                                            Units are rated by S&P, for so long
                                            as the Units are outstanding and
                                            rated by S&P), that such specified
                                            action or determination will not
                                            result in the reduction or
                                            withdrawal of their then-current
                                            ratings on the Units. Such
                                            confirmation may relate either to a
                                            specified transaction or may be a
                                            confirmation with respect to any
                                            future transactions which comply
                                            with generally applicable conditions
                                            published by the applicable rating
                                            agency.

Voting: With respect to any voting or other rights of any Unitholder or Class of Units based on the Unit Principal Balance or denomination of the applicable Units, each Class B Unitholder shall be treated as holding Units with a Unit Principal Balance or denomination equal to the Class B Present Value Amount of the Class B Units held by such Class B Unitholder as of the applicable Record Date or date of determination.

Unit  Principal Balance:                    Except with respect to the "Voting"
                                            provision above, when the Unit
                                            Principal Balance is used with
                                            respect to the Class B Units, it
                                            shall be deemed to mean "Notional
                                            Amount".

Amendments:                                 Notwithstanding anything to the
                                            contrary in the Standard Terms,
                                            amendments to the Warrants and to
                                            Schedule III hereof shall be
                                            governed by Section 7.02 of the
                                            Standard Terms. For the avoidance of
                                            doubt, the terms of the Warrant and
                                            Schedule III may not be amended
                                            without consent of all
                                            Warrantholders.

Additional Terms:                           Section 12.10 of the Standard Terms
                                            shall apply as modified below to
                                            include the Warrantholders:

                                            "Prior to the date that is one year
                                            and one day after all distributions
                                            in respect of the Units have been
                                            made, none of the Trustee, the
                                            Trust, the Depositor or the
                                            Warrantholders shall take any
                                            action, institute any proceeding,
                                            join in any action or proceeding or
                                            otherwise cause any action or
                                            proceeding against any of the others
                                            under the United States Bankruptcy
                                            Code or any other liquidations,
                                            insolvency, bankruptcy, moratorium,
                                            reorganization or similar law
                                            ("Insolvency Law") applicable to any
                                            of them, now or hereafter in effect,
                                            or which would be reasonably likely
                                            to cause any of the others to be
                                            subject to, or seek the protection
                                            of, any such Insolvency Law."

Compliance Certificate:                     The Trustee will provide to the
                                            Depositor an appropriate compliance
                                            certificate in connection with the
                                            annual report of the Depositor
                                            and/or the Trust and, upon the
                                            reasonable request of the Depositor,
                                            at other times, with respect to the
                                            Trustee's compliance with its duties
                                            and obligations under this Trust
                                            Agreement. A form of such
                                            certification is attached as Annex
                                            A.

Distribution Reports:                       The Trustee shall file each
                                            distribution report on Form 8-K
                                            within 15 days of the related
                                            Distribution Date. Each such
                                            distribution report or Form 8-K
                                            shall contain text substantially
                                            similar to the following:

                                            The underlying security issuer or
                                            guarantor, as applicable, is subject
                                            to the informational requirements of
                                            the Exchange Act. The underlying
                                            security issuer or guarantor, as
                                            applicable, currently files reports,
                                            proxy statements and other
                                            information with the SEC. Those
                                            reports and other information can be
                                            inspected and copied at the public
                                            reference facilities maintained by
                                            the SEC at Room 1024, 450 Fifth
                                            Street, N.W., Washington, D.C.
                                            20549. Copies of those materials can
                                            be obtained by making a written
                                            request to the SEC, Public Reference
                                            Section, 450 Fifth Street, N.W.,
                                            Washington, D.C. 20549, at
                                            prescribed rates. The SEC also
                                            maintains a website on the internet
                                            at http://www.sec.gov at which users
                                            can view and download copies of
                                            reports, proxy, information
                                            statements and other information
                                            filed electronically. In addition,
                                            those reports and other information
                                            may also be obtained from the
                                            underlying security issuer by making
                                            a request to the underlying security
                                            issuer.

                                                           ANNEX A TO SCHEDULE I

                        LASALLE BANK NATIONAL ASSOCIATION

                     ABS ANNUAL REPORT BACKUP CERTIFICATION


         In connection with the preparation and delivery of the annual report on Form 10-K of MS Structured Asset Corp. for the fiscal year ending [ ], and the certifications given by [ ], [ ] and [ ] with respect thereto, the undersigned hereby certifies that he is a duly elected [ ] of LaSalle Bank National Association and further certifies in his capacity as such as follows:

1. LaSalle Bank National Association has prepared all distribution reports with respect to each distribution date for each trust under the SATURNS program, which includes each trust listed in Item 5 of the annual report, and has filed a copy of such reports on Form 8-K during the fiscal year as described on Exhibit A hereto.

2. I have reviewed all reports on Form 8-K containing distribution reports filed in respect of periods included in the fiscal year covered by the annual report of MS Structured Asset Corp.;

3. I am familiar with the operations of LaSalle Bank National Association with respect to the SATURNS program and each of the applicable trusts and the requirement imposed by each of the applicable trust agreements;

4. Based on my knowledge, the information in the distribution reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the annual report;

5. Based on my knowledge, the information required to be provided under each trust agreement, for inclusion in these reports, is included in these reports;

6. Based on my knowledge, and except as disclosed in the reports, the trustee has fulfilled its obligations, including any servicing obligations, under the trust agreement.

7. Based on my knowledge, and except as disclosed in the reports, there are no material legal proceedings with respect to any trust, involving the trust or LaSalle Bank National Association as trustee.



                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:
                                        Date:

                                              EXHIBIT A TO ANNEX A TO SCHEDULE I



                      MORGAN STANLEY STRUCTURED ASSET CORP.

        [FORM OF SCHEDULE OF DISTRIBUTION DATE REPORTS FILED ON FORM 8-K]

--------------------------------------------------------------------------------
SATURNS Trust   Closing    Collateral  Payment Dates  Form 8-K Filing Dates (Not
     No.:         Date                                Trust Agreement Filings in
                                                        connection with Closing
                                                                 Date)


                                                              For FY [ ]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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



                                   Schedule II
                            (Terms of Trust Property)

Underlying Securities:                      The Hertz Corporation 7.625%
                                            debentures due June 1, 2012

Underlying Security Issuer:                 The Hertz Corporation

Principal Amount:                           $25,000,000

Underlying Security Rate:                   7.625%

Credit Ratings:                             Baa2 by Moody's (negative outlook)

                                            BBB CreditWatch Negative by S&P

Listing:                                    None

Underlying Security
Issuance Agreement:                         An indenture dated as of March 16,
                                            2001 between the Underlying Security
                                            Issuer and the Underlying Security
                                            Trustee as supplemented and amended
                                            from time to time.

Form:                                       Global

Currency of
Denomination:                               United States dollars

Acquisition Price by Trust:                 $25,309,500

Underlying Security
Payment Date:                               Each June 1 and December 1

Original Issue Date:                        The Underlying Securities were
                                            issued on or about May 10, 2002.

Maturity Date:                              June 1, 2012

Sinking Fund Terms:                         Not Applicable

Redemption                                  Terms: As described in the
                                            Underlying Securities Issuance
                                            Agreement, the Underlying Securities
                                            are redeemable at any time, in whole
                                            or in part, calculated at the time
                                            of redemption. The Underlying
                                            Securities are also redeemable for
                                            tax reasons (as further described in
                                            the Underlying Security Disclosure
                                            Document), in whole but not in part,
                                            at any time without any make-whole
                                            payment or premium.

CUSIP No.:/ISIN No.                         428040BS7

Underlying Security Trustee:                The Bank of New York

                                  Schedule III
                            ADDITIONAL WARRANT TERMS

                                    ARTICLE I
                              EXERCISE OF WARRANTS


         Section 1.1       Principal Terms.

         (a) Call Price.

         The Call Price per Warrant is the sum of (i)(a) $1,000 (corresponding to 40 $25.00 Class A Units) or (b) if such exercise is in connection with a tender offer for Underlying Securities held by the Trust for settlement prior to the First Regular Call Date, $1,060 ($26.50 per Class A Unit), (ii) the applicable Class B Present Value Amount (which will be adjusted for any accrued interest on the Class B Units payable under (iii)), (iii) accrued and unpaid interest on the applicable Class A Units and the applicable Class B Units being called and (iv) the applicable Expense Administrator Make-Whole Amount.

         (b) Call Dates.

         A Warrantholder may designate as a Call Date (i) any Business Day from and including 9:00 a.m. New York time on the First Regular Call Date, to and including 4:00 p.m. New York time on the Expiration Date and (ii) any Business Day prior to the First Regular Call Date as a Call Date, but only if notice of redemption or tender offer has been delivered by the Underlying Security Issuer with regard to the Underlying Securities held by the Trust.

         Except as otherwise provided in this paragraph, a Warrantholder shall give notice of its intention to exercise Warrants and related designation of a Call Date on not less than 15 or more than 60-calendar days' notice. If the Underlying Security Issuer has given notice of redemption with respect to the Underlying Securities or if a tender offer is outstanding for the Underlying Securities, a Warrantholder may give notice of its intention to exercise Warrants and related designation of a Call Date with two Business Days notice prior to the Call Date but no later than 4:00 p.m. New York City time on the second Business Day immediately preceding the then-scheduled settlement of the tender offer or redemption.

         (c) Expiration Date. The Scheduled Final Distribution Date.

         (d) First Regular Call Date. October 29, 2005.

         (e) Corresponding Underlying Security Amount. The product of (x) the applicable number of Warrants, (y) $1,000 and (z) the Security Factor.

         (f) Security Factor. The aggregate principal amount of Underlying Securities initially held by the Trust divided by the Initial Unit Principal Balance of the Class A Units.

         (g) Call Notice.

         Each exercising Warrantholder shall deliver a notice in the form of Exhibit B to the Trustee and the Warrant Agent, including the certification of solvency specified therein, prior to the Call Date. Each such Call Notice must specify exercise of either (i) all Warrants the notifying Warrantholder owns or
(ii) Warrants sufficient to call at least $250,000 Unit Principal Balance of Class A Units and $250,000 Notional Amount of Class B Units.

         A Call Notice also constitutes a notice of exchange of the Class A Units and the Class B Units to be obtained by a Warrantholder as a result of such exercise for Trust Property pursuant to Section 5.12(d) of the Standard Terms.

         (h) Automatic Rescission of Exercise.

         Delivery of a Call Notice does not give rise to an obligation on the part of the Warrantholder to pay the Call Price. With respect to each Warrant exercised, if by 4 p.m. New York time on the Business Day prior to the Call Date the applicable Warrantholder has not paid the applicable Call Price for a Warrant to the Warrant Agent, except to the extent the Call Notice relates to a tender offer or redemption of Underlying Securities addressed in Section 1.1(i) below, then the exercise of the applicable Warrant shall be automatically rescinded, the applicable Warrant shall be reinstated, no Call Date with respect thereto shall be deemed to have occurred and no Call Notice deemed given, and the applicable Warrantholder shall be entitled to exercise such reinstated Warrants in the future.

         (i) Tender Offer and Redemption.

         Each Warrantholder shall specify in its Call Notice if its exercise is in connection with a redemption or tender offer if the specified Call Date will occur on or after the First Regular Call Date. Any Warrantholder giving a Call Notice with respect to a Call Date prior to the First Regular Call Date shall be deemed to specify that it is exercising its Warrants in connection with a tender offer or redemption.

         A Warrantholder specifying or deemed to specify that it is exercising its Warrants in connection with a tender offer for or a redemption of the Underlying Securities shall be deemed to instruct the Trustee to tender the applicable Corresponding Underlying Security Amount in connection with such redemption or tender offer.

         To the extent Underlying Securities corresponding to such a deemed instruction to tender are not accepted by the tender offeror or Underlying Security Issuer and paid for in accordance with the terms of the tender offer or redemption, a corresponding number of Warrants shall be reinstated, with exercise thereof rescinded, no Call Date with respect thereto shall be deemed to have occurred and no Call Notice deemed given, with the number of such reinstated Warrants to be allocated among the Warrantholders specifying or deemed to specify exercise in connection with such tender offer or redemption in proportion to the number of Warrants initially so exercised by each, and each such Warrantholder shall be entitled to exercise such reinstated Warrants in the future. The Warrant Agent shall determine such allocation by notice to the applicable Warrantholders.

         A Warrantholder specifying or deemed to specify that it is exercising its Warrants in connection with a tender offer for or a redemption of the Underlying Securities, to the extent such exercise is not rescinded, shall be entitled to Trust Property in an amount equal to the proceeds of the tender offer or redemption allocable to the applicable Corresponding Underlying Security Amount in excess of the aggregate Call Price for the applicable number of Warrants.

         If the Warrant Agent receives a Call Notice or Call Notices with respect to Warrants with an aggregate Corresponding Underlying Security Amount that is less than the aggregate principal amount of Underlying Securities held by the Trust subject to redemption, the Warrant Agent shall determine by notice to the applicable Warrantholders which Warrants are to be terminated in connection with such redemption by allocating the termination of Warrants pro rata among remaining Warrantholders (including exercising Warrantholders holding unexercised Warrants) in proportion to their holdings of unexercised Warrants. Warrants so terminated shall be entitled to the applicable Warrant Termination Payment.

         If the Warrant Agent receives no Call Notices with respect to a redemption of Underlying Securities, a number of Warrants equal to the aggregate principal amount of Underlying Securities held by the Trust that are redeemed divided by the product of (x) the Security Factor and (y) $1,000, shall be terminated. The Warrant Agent shall determine by notice to the applicable Warrantholders which Warrants are to be terminated by allocating such termination among Warrantholders in proportion to the number of Warrants held by each. Warrants so terminated shall be entitled to the applicable Warrant Termination Payment.

         Whenever the Warrant Agent is obligated to allocate the termination of Warrants pro rata, and this allocation would result in some Warrants being partially terminated, the Warrant Agent shall randomly re-allocate terminations to the extent necessary to ensure that only whole Warrants are terminated or such that only one Warrant is partially terminated.

         (j) Payment of Call Price.

         Except with respect to Warrants exercised or deemed exercised in connection with a redemption of or tender offer for the Underlying Securities, each exercising Warrantholder shall deposit the applicable Call Price for all Warrants exercised by it with the Warrant Agent no later than the Business Day prior to settlement of exercise.

         The Warrant Agent shall notify the Trustee immediately upon its receipt of payment of the applicable Call Price. The Warrant Agent shall transfer the amount of any paid Call Price to the Trustee in immediately available funds, for deposit in the Unit Account and application pursuant to the other terms of this Trust Agreement no later than 4 p.m. New York time on the Business Day preceding the Call Date and, pending such transfer, shall hold such amount for the benefit of the Warrantholder in a segregated trust account.

         (k) Appointment of Warrant Agent.

         The Depositor hereby appoints the Warrant Agent as agent to (i) receive for the benefit of the Warrantholders pending payment to the Trust in connection with exercise of the Warrants from time to time, the Call Price amounts paid to the Warrant Agent, (ii) receive for the benefit of the Warrantholders, in connection with exercise of the Warrants from time to time, the Units deemed tendered to the Trust pursuant to Section 1.2, and the Trust Property received pursuant to the related Optional Exchange pending delivery thereof to the relevant Warrantholders and (iii) otherwise act on behalf of and for the benefit of the Trust, the Unitholders and the Warrantholders for purposes of this Agreement, and the Warrant Agent accepts such appointment for itself and its successors and assigns, subject to the terms and provisions hereof.

         Section 1.2 Delivery of Units. As soon as practicable after each surrender of Warrants in whole or in part on the Call Date and upon satisfaction of all other requirements described in the Warrants and in Section 1.1 hereof, the Warrant Agent shall instruct the Trustee to confirm that the transfer specified under the "Callable Series" provisions of Schedule I has occurred and to cause a distribution of Trust Property to the Warrantholder as an Optional Exchange taking into account Section 1.1(i) above, if applicable. A surrender of the Warrants shall be deemed to be a simultaneous surrender of the Class A Units and Class B Units acquired in exchange therefor.

         If such exercise is in part only, the Warrant Agent shall instruct the Trustee to authenticate new Warrants of like tenor, representing the outstanding Warrants of the Warrantholder and the Warrant Agent shall deliver such Warrants to the Warrantholder.

         In each case, the Trustee shall act in accordance with such instructions.

         Section 1.3 Cancellation and Destruction of Warrants. All Warrants surrendered to the Warrant Agent for the purpose of exercise (in whole or in part) pursuant to Section 1.1 and actually exercised, or for the purpose of transfer or exchange pursuant to Article III, shall be cancelled by the Warrant Agent, and no Warrant (other than that reflecting any such transfer or exchange) shall be issued in lieu thereof. The Warrant Agent shall destroy all cancelled Warrants.

         Section 1.4 No Rights as Holder of Units Conferred by Warrants. Each Warrantholder agrees that the Warrants do not represent an ownership interest in the Trust or its assets and that none of them shall treat the Warrants as an ownership interest in the Trust for any purpose.

                                   ARTICLE II
                            RESTRICTIONS ON TRANSFER


         Section 2.1 Restrictive Legends. Each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be issued with a legend in substantially the form contained in Exhibit A hereto.

         Section 2.2 Notice of Proposed Transfer. Prior to any transfer of any Warrant or portion thereof, the Warrantholder will give 5 Business Days (or such lesser period acceptable to the Warrant Agent) prior written notice to the Warrant Agent and the Depositor of such Warrantholder's intention to effect such transfer.

                                   ARTICLE III
                   REGISTRATION AND TRANSFER OF WARRANTS, ETC.


         Section 3.1 Warrant Register; Ownership of Warrants. The Warrant Agent will keep a register in which the Warrant Agent will provide for the registration of Warrants and the registration of transfers of Warrants representing numbers of Warrants. The Trustee and the Warrant Agent may treat the Person in whose name any Warrant is registered on such register as the owner thereof for all purposes, and the Trustee and the Warrant Agent shall not be affected by any notice to the contrary. The Warrant Agent shall make such adjustments to its records and the register as shall be necessary to reflect terminations and exercise of Warrants.

         Section 3.2 Transfer and Exchange of Warrants. (a) No Warrant may be offered, resold, assigned or otherwise transferred (including by pledge or hypothecation) at any time except in accordance with this Section 3.2.

         (1) Any purchaser or transferee of the Warrants shall represent that it is (A) a "qualified institutional buyer" as defined in Rule 144A under the Securities Act that (1) is not a broker-dealer that owns and invests on a discretionary basis less than $25 million in securities of issuers that are not affiliated persons of the dealer and (2) is not a plan referred to in paragraph
(a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, if investment decisions with respect to the plan are made by the beneficiaries of the plan, (B) aware that the sale or transfer of the Warrants to it may be made to it in reliance on the exemption from registration provided by Rule 144A under the Securities Act and (C) acquiring the Warrants for its own account or for one or more accounts, each of which is a qualified institutional buyer, and as to each of which the purchaser or transferee exercises sole investment discretion, and in each case in accordance with any applicable securities laws of any state of the United States and other jurisdictions.

         (2) Warrants may not be purchased, held by or transferred to any Person unless that Person is not a Plan, is not a governmental or other plan subject to restrictions substantially similar to Title I of ERISA or Section 4975 of the Code, and is not acquiring the Warrants with the assets of any such Plan or other plan. Each Person who acquires any Warrant, and each fiduciary which causes any such Person to acquire any Warrant, in its individual as well as its fiduciary capacity, will be deemed by such purchase, holding or acquisition, on each date on which the Warrant is held by such person, to have represented that it is not a Plan or any governmental or other plan subject to requirements substantially similar to Title I of ERISA or Section 4975 of the Code and is not using the assets of any such Plan to purchase those Warrants. Each Person that acquires a Warrant, and each fiduciary who causes a person to acquire a Warrant, in its individual as well as its fiduciary capacity, agrees to indemnify and hold harmless the Depositor, the Trustee, the Warrant Agent, MS&Co., each Distribution Participant and their respective affiliates from any cost, damages, loss or expense, incurred by them as a result of the representations contained in this Section 3.2(a)(2) not being true.

         (b) Upon surrender of any Warrant for registration of transfer or for exchange to the Warrant Agent, the Warrant Agent shall (subject to compliance with Section 3.2(a)) promptly execute and deliver, and cause the Trustee, on behalf of the Trust, to execute and deliver, in exchange therefor, a new Warrant of like tenor and evidencing a like number of Warrants, in the name of such Warrantholder or as such Warrantholder (upon payment by such Warrantholder of any applicable transfer taxes or government charges) may direct; provided that as a condition precedent for transferring the Warrants, the prospective transferee shall deliver to the Trustee and the Depositor an executed copy of the Transfer Letter in the form of Exhibit C hereto.

         (c) Any purported transfer of the Warrants (or any interest therein) in violation of Section 3.2(a)(1) or Section 3.2(a)(2) hereof shall be void ab initio and the purported transferee in such transfer shall not be recognized by any Person as a holder of such Warrants for any purpose. The Depositor and the Trustee shall each have the power to sell the Warrants (or any interest therein) of a purported Warrantholder (or owner of any interest therein) who acquired its interest in violation of Section 3.2(a)(1) or Section 3.2(a)(2) or who continues to hold Warrants in violation of Section 3.2(a)(2).

         Section 3.3 Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Warrant Agent of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, upon delivery of an indemnity bond in such reasonable amount as the Warrant Agent may determine, or, in the case of any such mutilation, upon the surrender of such Warrant for cancellation to the Warrant Agent, the Warrant Agent shall execute and deliver, and cause the Trustee, on behalf of the Trust, to execute and deliver, in lieu thereof, a new Warrant of like tenor bearing a number not contemporaneously outstanding.

         Section 3.4 Execution and Delivery of Warrants by Trustee; Authentication.

         The Trustee agrees and acknowledges that it will, concurrently with the receipt by it of the Underlying Securities and the execution, authentication and delivery of Units, cause to be executed, authenticated and delivered to or upon the order of the Depositor, Warrants duly executed and authenticated by or on behalf of the Trustee.

         The Trustee, on behalf of the Trust, hereby agrees (subject to compliance with Article II) to execute and deliver such new Warrants issued in accordance with Section 1.2 or this Article III as the Warrant Agent shall request in accordance herewith.

         Upon surrender for registration of transfer of any Warrant at the office or agency of the Trustee, if the requirements of Section 8-401 of the Uniform Commercial Code are met to the Trustee's satisfaction, and subject to the transfer restrictions set forth in this Schedule III, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Warrants. All transfers of Warrants are subject to the approval of the Trustee and the Trustee shall not register any transfer of Warrants if such transfer would violate any provision of the Trust Agreement.

         Section 3.5 Federal Income Tax Matters. Each Warrantholder agrees to treat each Warrant as a call option for federal income tax purposes.

                                   ARTICLE IV
                                  WARRANT AGENT


         Section 4.1 Limitation on Liability. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of the Warrants in reliance upon any instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document in good faith believed by it to be genuine and to be signed, executed and, where necessary, verified and acknowledged, by the proper Person or Persons. The Warrant Agent and any director, officer, employee or agent of the Warrant Agent shall be indemnified by the Depositor to the same extent that the Trustee is indemnified by the Depositor pursuant to
Section 10.05(b) of the Standard Terms.

         Section 4.2 Duties of Warrant Agent. The Warrant Agent undertakes only the specific duties and obligations imposed hereunder upon the following terms and conditions, by all of which the Depositor, the Trust, the Trustee and each Warrantholder shall be bound:

         (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Depositor), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion, provided the Warrant Agent shall have exercised reasonable care in the selection by it of such counsel.

         (b) Whenever in the performance of its duties hereunder, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Depositor or the Trustee prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a Depositor Order or a certificate signed by a Responsible Officer of the Trustee and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it hereunder in reliance upon such certificate.

         (c) The Warrant Agent shall be liable hereunder only for its own negligence, willful misconduct or bad faith.

         (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained herein or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Trust and the Depositor only.

         (e) The Warrant Agent shall not have any responsibility in respect of and makes no representation as to the validity of the Warrants or the execution and delivery thereof (except the due execution hereof by the Warrant Agent); nor shall it be responsible for any breach by the Trust of any covenant or condition contained in the Warrants; nor shall it by any act thereunder be deemed to make any representation or warranty as to the Units to be purchased thereunder.

         (f) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, a Vice President, a Senior Vice President, a Managing Director, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary of the Depositor, and any Responsible Officer of the Trustee, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

         (g) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Trust or otherwise act as fully and freely as though it were not Warrant Agent hereunder, so long as such persons do so in full compliance with all applicable laws. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Trust, the Depositor or for any other legal entity.

         (h) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents.

         (i) The Warrant Agent shall act solely as the agent of the Trust, the Unitholders and the Warrantholders hereunder as respectively set forth herein. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into the Warrants against the Warrant Agent, whose duties shall be determined solely by the express provisions thereof. The Warrant Agent shall not be deemed to be a fiduciary.

         (j) The Warrant Agent shall not be responsible for any failure on the part of the Trustee to comply with any of its covenants and obligations contained herein.

         (k) The Warrant Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder and shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, in each case unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Depositor and the Trustee in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with the Warrants.

         (l) The Trustee will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may be required by the Warrant Agent in order to enable it to carry out or perform its duties hereunder.

         Section 4.3 Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties hereunder upon thirty (30) days' notice in writing mailed to the Depositor and the Trustee by registered or certified mail, and to the Warrantholders by first-class mail at the expense of the Depositor; provided that no such resignation or discharge shall become effective until a successor Warrant Agent shall have been appointed hereunder. The Depositor may remove the Warrant Agent or any successor Warrant Agent upon thirty (30) days' notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to the Warrantholders by first-class mail; provided further that no such removal shall become effective until a successor Warrant Agent shall have been appointed hereunder. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Depositor shall promptly appoint a successor to the Warrant Agent, which may be designated as an interim Warrant Agent. If an interim Warrant Agent is designated, the Depositor shall then appoint a permanent successor to the Warrant Agent, which may be the interim Warrant Agent. If the Depositor shall fail to make such appointment of a permanent successor within a period of thirty (30) days after such removal or within sixty (60) days after notification in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the Warrantholder, then the Warrant Agent or registered Warrantholder may apply to any court of competent jurisdiction for the appointment of such a successor.

         Any successor to the Warrant Agent appointed hereunder must be rated in one of the four highest rating categories by the Rating Agencies. Any entity which may be merged or consolidated with or which shall otherwise succeed to substantially all of the trust or agency business of the Warrant Agent shall be deemed to be the successor Warrant Agent without any further action.

         Section 4.4 Warrant Agent Transfer Fee. The Warrant Agent will assess a fee of $50.00 upon the issue of any new Warrant, such fee to be assessed upon the new Warrantholder.

                                                       EXHIBIT A TO SCHEDULE III

                           FORM OF WARRANT CERTIFICATE

              STRUCTURED ASSET TRUST UNIT REPACKAGINGS ("SATURNS")
                                 SERIES 2003-15
                                    WARRANTS


         EACH PURCHASER OR OTHER TRANSFEREE OF THIS WARRANT OR ANY INTEREST HEREIN OF THIS WARRANT, BY ITS ACCEPTANCE HEREOF, IS DEEMED TO REPRESENT AND WARRANT FOR THE BENEFIT OF THE TRUSTEE AND THE DEPOSITOR OF THE TRUST, AND EACH DISTRIBUTION PARTICIPANT AS DEFINED IN THE TRUST AGREEMENT THAT SUCH PURCHASER OR OTHER TRANSFEREE IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT AND OF THE TYPE SET FORTH IN THE WARRANT TRANSFER LETTER.

         THE HOLDER, AND EACH FIDUCIARY WHICH CAUSES ANY PERSON TO ACQUIRE ANY WARRANT, IN ITS INDIVIDUAL AS WELL AS ITS FIDUCIARY CAPACITY, WILL BE DEEMED BY SUCH PURCHASE, HOLDING OR ACQUISITION, ON EACH DATE ON WHICH THE WARRANT IS HELD BY SUCH PERSON, TO HAVE REPRESENTED THAT IT IS NOT A (I) "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (II) "PLAN" DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") SUBJECT TO SECTION 4975 OF THE CODE, (III) ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY OR OTHERWISE OR (IV) GOVERNMENTAL OR OTHER PLAN SUBJECT TO REQUIREMENTS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE.

         EACH PERSON THAT ACQUIRES A WARRANT, AND EACH FIDUCIARY WHO CAUSES A PERSON TO ACQUIRE A WARRANT, IN ITS INDIVIDUAL AS WELL AS ITS FIDUCIARY CAPACITY, AGREES TO INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE WARRANT AGENT, THE TRUSTEE, MS&CO. AND THEIR RESPECTIVE AFFILIATES FROM ANY COST, DAMAGES, LOSS OR EXPENSE, INCURRED BY THEM AS A RESULT OF THE REPRESENTATIONS MADE BY SUCH PERSON OR FIDUCIARY IN THIS PARAGRAPH NOT BEING TRUE.

         THIS WARRANT MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS PROVIDED IN THE TRUST AGREEMENT FOR THE TRUST TO WHICH THIS WARRANT RELATES.

                  ANY PURPORTED TRANSFER OF THIS WARRANT CERTIFICATE (OR ANY INTEREST HEREIN) IN VIOLATION OF SECTION 3.2(A)(1) OR SECTION 3.2(A)(2) OF
SCHEDULE III TO THE TRUST AGREEMENT SHALL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE IN SUCH TRANSFER SHALL NOT BE RECOGNIZED BY ANY PERSON AS A HOLDER OF SUCH WARRANTS FOR ANY PURPOSE. THE DEPOSITOR AND THE TRUSTEE SHALL EACH HAVE THE POWER TO SELL THE WARRANTS (OR ANY INTEREST HEREIN) OF A PURPORTED WARRANTHOLDER (OR OWNER OF ANY INTEREST HEREIN) WHO ACQUIRED ITS INTEREST IN VIOLATION OF
SECTION 3.2(A)(1) OR SECTION 3.2(A)(2) OF SCHEDULE III TO THE TRUST AGREEMENT OR WHO CONTINUES TO HOLD WARRANTS IN VIOLATION OF SECTION 3.2(A)(2) OF SCHEDULE III OF THE TRUST AGREEMENT.

                  THIS WARRANT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


Warrant No. 1                                                CUSIP No. 804113116

REGISTERED INITIAL NUMBER: 25,000

AGGREGATE INITIAL NUMBER
OF ALL WARRANTS:  25,000


              STRUCTURED ASSET TRUST UNIT REPACKAGINGS ("SATURNS")
                                 SERIES 2003-15
                                    WARRANTS

         This certifies that [                 ] is the registered owner of
Warrants in the number specified above.

         The Trust Property will be held in trust by the Trustee identified in the Trust Agreement (the "Trust"). The Trust has been created pursuant to a Trust Agreement, dated as of October 29, 2003 (the "Trust Agreement"), between LaSalle Bank National Association, as Trustee of the Trust (the "Trustee"), and MS Structured Asset Corp.

         To the extent not defined herein, all capitalized terms shall have the meanings assigned to such terms in the Trust Agreement and the Terms Schedule attached thereto. This Warrant is one of the Warrants described in the Trust Agreement and is issued under and subject to the terms, provisions and conditions of the Trust Agreement. By acceptance of this Warrant, the Warrantholder assents to and becomes bound by the Trust Agreement.

         Each Warrant issued by the Trust represents a Call Option and Call Right to purchase $1,000 Unit Principal Balance of Class A Units and $1,000 Notional Amount of Class B Units. Exercises on this Certificate will be made in accordance with a written notice to the Warrant Agent specified in the Trust Agreement.

         This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the rights, benefits, obligations and duties evidenced thereby. A copy of the Trust Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee, located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603 and at such other places, if any, designated by the Trustee, by any Warrantholder upon request.

         Reference is hereby made to the further terms of this Certificate set forth on the reverse hereof, which further terms shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Certificate shall not entitle the Warrantholder hereof to any benefit under the Trust Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust, and not in its individual capacity, has caused this Certificate to be duly executed.

                            SATURNS TRUST NO. 2003-15


                            BY: LASALLE BANK NATIONAL
                                  ASSOCIATION,
                                   as Trustee


                            By:
                                ------------------------------
                                Authorized Signatory

DATED:

[SEAL]


Trustee's Certificate of
Authentication:

                      This is one of the Warrants referred
                      to in the within-mentioned Agreement.


                            LASALLE BANK NATIONAL ASSOCIATION,
                              as Authenticating Agent


                            By:
                                ------------------------------
                                Authorized Signatory

              STRUCTURED ASSET TRUST UNIT REPACKAGINGS ("SATURNS")

                                 SERIES 2003-15

         The Trust Agreement permits the amendment thereof, in certain circumstances, without the consent of the Warrantholders of any of the Certificates.

         As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Warrant Register upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Chicago, Illinois, accompanied by a written instrument of transfer and, if applicable, a transfer letter in form and substance satisfactory to the Trustee duly completed and executed by the Warrantholder hereof or such Warrantholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

         As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates representing different numbers of Warrants which evidence the same aggregate Warrants, as requested by the Warrantholder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

         The Depositor, the Trustee and any agent of the Depositor or the Trustee may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

         Notwithstanding anything contained in the Trust Agreement to the contrary the Trust Agreement has been accepted by LaSalle Bank National Association not in its individual capacity but solely as Trustee and in no event shall LaSalle Bank National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Depositor thereunder or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Depositor, and under no circumstances shall LaSalle Bank National Association be personally liable for the payment of any indebtedness or expenses of the Trust. The Warrants do not represent interests in or obligations of the Trustee and the Trustee shall not be responsible or accountable for any tax, accounting or other treatment proposed to be applied to the Warrants or any interest therein except as expressly provided in the Trust Agreement.

                                   ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


---------------------------------------------------------------------------

(Please print or typewrite name and address, including postal zip code, of assignee)

----------------------------------------------------------------------------

the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

----------------------------------------------------------------------------

Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:


                                         */
         -------------------------------
                                         -


 ---------------

         */ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.

                                                       EXHIBIT B TO SCHEDULE III

             FORM OF EXCERCISE NOTICE AND CERTIFICATION OF SOLVENCY

                                                                [DATE]

LaSalle Bank National Association
135 S. LaSalle Street
Chicago, Illinois 60603

MS Structured Asset Corp.
1585 Broadway
New York, New York 10036

Re:      Structured Asset Trust Unit Repackagings ("SATURNS"), Series 2003-15

Ladies and Gentlemen:

         We hereby give notice of our intend to acquire __________ Unit Principal Balance of Class A Units and an equivalent Notional Amount of Class B Units for settlement on _________ (the "Call Date"). [We hereby direct the Trustee and the Warrant Agent to treat this exercise [up to] __________ Unit Principal Balance of Class A Units and an equivalent Notional Amount of Class B Units as an exercise in connection with a [redemption][tender offer] up to the maximum amount allocable to us in connection with this exercise.]

         We certify that our assets exceed our liabilities, that we are able to meet our obligations as they come due, and that we are not subject to any bankruptcy or insolvency proceeding.

                                                     [WARRANTHOLDER]



                                                     By:
                                                        ------------------------
                                                     Name:
                                                     Title:

                                                       EXHIBIT C TO SCHEDULE III

                         FORM OF WARRANT TRANSFER LETTER

                                     [DATE]

LaSalle Bank National Association
135 S. LaSalle Street
Chicago, Illinois 60603

MS Structured Asset Corp.
1585 Broadway
New York, New York 10036

Re:      Structured Asset Trust Unit Repackagings ("SATURNS"), Series 2003-15

Ladies and Gentlemen:

         In connection with its proposed purchase of Warrants (the "Warrants") which represent the right to call $______________ aggregate Unit Principal Balance of SATURNS 2003-15 The Hertz Corporation Debenture-Backed Class A Units and the equivalent Notional Amount of SATURNS 2003-15 The Hertz Corporation, Debenture-Backed Class B Units, the undersigned transferee (the "Transferee") confirms that:

         1. The Transferee understands that substantial risks are involved in an investment in the Warrants. The Transferee represents that in making its investment decision to acquire the Warrants, the Transferee has not relied on representations, warranties, opinions, projections, financial or other information or analysis, if any, supplied to it by any person, including MS&Co., MS Structured Asset Corp., as depositor (the "Depositor"), or LaSalle Bank National Association, as trustee (the "Trustee"), or any of your or their affiliates, except as expressly contained in written information, if any. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Warrants, and the Transferee is able to bear the substantial economic risks of such an investment. The Transferee has relied upon its own tax, legal and financial advisors in connection with its decision to purchase the Warrants.

         2. Such Transferee (A) is a "qualified institutional buyer" (as defined in Rule 144A of the Securities Act) that (1) is not a broker-dealer that owns and invests on a discretionary basis less than $25 million in securities of issuers that are not affiliated persons of the dealer and (2) is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, if investment decisions with respect to the plan are made by the beneficiaries of the plan, (B) is aware that the sale or transfer of the Warrants to it may be made to it in reliance on the exemption from registration provided by Rule 144A under the Securities Act and (C) is acquiring the Warrants for its own account or for one or more accounts, each of which is a qualified institutional buyer, and as to each of which the Transferee exercises sole investment discretion, and in each case in accordance with any applicable securities laws of any state of the United States and other jurisdictions.

         3. The Transferee understands that the Warrants have not been and will not be registered under the 1933 Act or under the securities or blue sky laws of any state, and that (i) if it decides to resell, pledge or otherwise transfer any Security, such resale, pledge or other transfer must comply with the provisions of the Trust Agreement relating to the Warrants and (ii) it will, and each subsequent holder will be required to, notify any purchaser of any Warrant from it of the resale restrictions in the Trust Agreement.

         4. The Transferee understands that each of the Warrants will bear a legend substantially to the following effect, unless otherwise agreed by the Depositor and the Trustee:

         EACH PURCHASER OR OTHER TRANSFEREE OF THIS WARRANT OR ANY INTEREST HEREIN OF THIS WARRANT, BY ITS ACCEPTANCE HEREOF, IS DEEMED TO REPRESENT AND WARRANT FOR THE BENEFIT OF THE TRUSTEE AND THE DEPOSITOR OF THE TRUST, AND EACH DISTRIBUTION PARTICIPANT AS DEFINED IN THE TRUST AGREEMENT THAT SUCH PURCHASER OR OTHER TRANSFEREE IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT.

         THE HOLDER, AND EACH FIDUCIARY WHICH CAUSES ANY PERSON TO ACQUIRE ANY WARRANT, IN ITS INDIVIDUAL AS WELL AS ITS FIDUCIARY CAPACITY, WILL BE DEEMED BY SUCH PURCHASE, HOLDING OR ACQUISITION, ON EACH DATE ON WHICH THE WARRANT IS HELD BY SUCH PERSON, TO HAVE REPRESENTED THAT IT IS NOT A (I) "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (II) "PLAN" DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") SUBJECT TO SECTION 4975 OF THE CODE, (III) ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY OR OTHERWISE OR (IV) GOVERNMENTAL OR OTHER PLAN SUBJECT TO REQUIREMENTS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE.

         EACH PERSON THAT ACQUIRES A WARRANT, AND EACH FIDUCIARY WHO CAUSES A PERSON TO ACQUIRE A WARRANT, IN ITS INDIVIDUAL AS WELL AS ITS FIDUCIARY CAPACITY, AGREES TO INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE TRUSTEE, THE WARRANT AGENT, MS&CO. AND THEIR RESPECTIVE AFFILIATES FROM ANY COST, DAMAGES, LOSS OR EXPENSE, INCURRED BY THEM AS A RESULT OF THE REPRESENTATIONS MADE BY SUCH PERSON OR FIDUCIARY IN THIS PARAGRAPH NOT BEING TRUE.

         THIS WARRANT MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS PROVIDED IN THE TRUST AGREEMENT FOR THE TRUST TO WHICH THIS WARRANT RELATES.

         ANY PURPORTED TRANSFER OF THIS WARRANT CERTIFICATE (OR ANY INTEREST HEREIN) IN VIOLATION OF SECTION 3.2(A)(1) OR SECTION 3.2(A)(2) OF SCHEDULE III TO THE TRUST AGREEMENT SHALL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE IN SUCH TRANSFER SHALL NOT BE RECOGNIZED BY ANY PERSON AS A HOLDER OF SUCH WARRANTS FOR ANY PURPOSE. THE DEPOSITOR AND THE TRUSTEE SHALL EACH HAVE THE POWER TO SELL THE WARRANTS (OR ANY INTEREST HEREIN) OF A PURPORTED WARRANTHOLDER (OR OWNER OF ANY INTEREST HEREIN) WHO ACQUIRED ITS INTEREST IN VIOLATION OF SECTION 3.2(A)(1) OR SECTION 3.2(A)(2) OF SCHEDULE III TO THE TRUST AGREEMENT OR WHO CONTINUES TO HOLD WARRANTS IN VIOLATION OF SECTION 3.2(A)(2) OF SCHEDULE III OF THE TRUST AGREEMENT.

                  THIS WARRANT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         5. The Transferee and each fiduciary which causes the Transferee to acquire any Warrant, in its individual as well as its fiduciary capacity, represents and agrees that the Transferee is NOT a Plan, is NOT a governmental or other plan subject to restrictions substantially similar to Title I of ERISA or Section 4975 of the Code, and is NOT acquiring the Warrants with the assets of any such Plan or other plan. The Transferee and each such fiduciary understands that the representations made in this section 5 will be deemed made on each day from the date hereof through and including the date on which the Transferee disposes of the Warrants. The Transferee and each fiduciary who causes the Transferee to acquire a Warrant, in its individual as well as its fiduciary capacity, agrees to indemnify and hold harmless the Depositor, the Trustee, the Warrant Agent, MS&Co., each Distribution Participant and their respective affiliates from any cost, damages, loss or expense, incurred by them as a result of the representations made in this paragraph not being true.

         6. The Transferee understands that no subsequent transfer of the Warrants is permitted unless such transfer is to a transferee who will own, after giving effect to such transfer and any other simultaneous transfers, at least 250 Warrants and the Transferee causes the proposed transferee to provide to the Depositor and the Trustee such documentation as may be required pursuant to Section 3.2 of the Warrant Agent Agreement, including, if required, a letter substantially in the form hereof, or such other written statement as the Depositor shall reasonably prescribe.

         7. The Transferee is a Person who is either:

         A. (1) a citizen or resident of the United States, (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, or (3) an estate the income of which is includible in gross income for federal income tax purposes regardless of source, or (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or

         B. a Person not described in (A), whose ownership of such Warrant is effectively connected with such Person's conduct of a trade or business within the United States within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and its ownership of any interest in such Warrant will not result in any withholding obligation with respect to any payments with respect to the Warrants by any Person (other than withholding, if any, under Section 1446 of the Code), or

         C. a Person not described in (A) or (B) above, who is not a Person: (1) that owns, directly or indirectly, 10% or more of the total combined voting power of all classes of stock in the Underlying Securities Issuer (as defined in Schedule II to the Trust Agreement) entitled to vote, (2) that is a controlled foreign corporation related to the Underlying Securities Issuer within the meaning of Section 864(d)(4) of the Code, or (3) that is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business.

         8. The Transferee agrees that (i) if it is a Person described in clause
(A) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-9, and (ii) if it is a Person described in clause (B) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-8ECI, and (iii) if it is a Person described in clause (C) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-8BEN (or, if the Transferee is treated as a partnership for federal income tax purposes, a properly executed IRS Form W-8IMY with appropriate certification for all partners or members attached). The Transferee also agrees that it will provide a new IRS form upon the expiration or obsolescence of any previously delivered form, and that it will provide such other certifications, representations or Opinions of Counsel as may be requested by the Depositor and the Trustee.

         9. The Transferee understands that any acquisition of Warrants (or any interest therein) in violation of Section 3.2(a)(1) (addressed in paragraph 2 hereof) or Section 3.2(a)(2) (addressed in paragraph 5 hereof) of Schedule III to the Trust Agreement shall be void ab initio and the purported transferee in such transfer shall not be recognized by any Person as a holder of such Warrants for any purpose. The Transferee understands that the Depositor and the Trustee shall each have the power to sell the Warrants (or any interest therein) of a purported Warrantholder (or owner of any interest therein) who acquired its interest in violation of Section 3.2(a)(1) or Section 3.2(a)(2) of Schedule III to the Trust Agreement or who continues to hold Warrants in violation of Section 3.2(a)(2) of Schedule III to the Trust Agreement.

         You and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                     Very truly yours,

                                                     [Name of Transferee]



                                                     By:
                                                        ------------------------
                                                     Name:
                                                     Title:


Registered Name:
                        -------------------
Address:
                        -------------------

                        -------------------

Payment Instructions:
                        -------------------